EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-231294, 333-224652, 333-219565 and 333-214862) and Post-Effective Amendments No.1 on Form S-8 (333-137933, 333-112238, 333-151659, 333-168597, 333-116369, 333-190138, 333-115311, 333-131457 and 333-195948) of Xperi Corporation of our report dated February 18, 2020 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
February 18, 2020